Exhibit 99.1

COMMUNITY BANK SYSTEM, INC.	245 Main Street, Oneonta, N.Y. 13820
5790 Widewaters Parkway, DeWitt, N.Y. 13214

contact:	contact:
Scott A. Kingsley	Alfred S. Whittet
EVP & Chief Financial Officer	President & Chief Executive Officer
(315) 445-3121	(607) 432-1700

Community Bank System, Inc. and The Wilber Corporation  Announce Signing of Definitive Merger Agreement
Community Bank Expects  Transaction to Be Accretive to EPS in 2011

SYRACUSE, N.Y. / ONEONTA, N.Y. — October 25, 2010 — Community Bank System, Inc. (NYSE: CBU) and The Wilber Corporation  (NYSE Amex: GIW) today announced the signing of a definitive agreement pursuant to which Community Bank System, Inc. will acquire The Wilber Corporation, parent company of Wilber National Bank in Oneonta, NY, for $101.8 million in Community Bank System stock and cash, or $9.50 per share.  The merger agreement has been unanimously approved by the board of directors of both companies.

The merger will combine two institutions with a strong history of localized customer service, and expands the Community Bank service footprint into seven new counties covering the Central Leatherstocking, Greater Capital District, and Catskills regions of Upstate New York. At June 30, 2010, The Wilber Corporation had total assets of $929 million, net loans of $553 million, and deposits of $778 million. The transaction is expected to be accretive to CBU earnings per share in 2011, exclusive of one-time acquisition related charges.

“We are excited to be partnering with Wilber National Bank to extend our Upstate New York service area.  Wilber has a significant market presence and attractive deposit share in contiguous regions, with demographic characteristics very similar to our current markets,” said President and Chief Executive Officer Mark E. Tryniski. “Just as important to us, Wilber Bank has an impressive history of service to its customers and its communities, a tradition that aligns well with that of Community Bank. ”  Tryniski continued, “ Wilber has historically strong earnings and operating results and a footprint that  lies predominantly within the Marcellus Shale gas region, providing tremendous future growth potential.”

“This is an ideal opportunity for Wilber to partner with a true community bank that has been nationally recognized for providing outstanding customer service,” said Alfred Whittet, President and Chief Executive Officer of The Wilber Corporation.  Their focus on local communities and local decision-making is identical to our model, and our customers will benefit from expanded product and service offerings and a broader  network of branch locations and ATM’s .”

Brian Wright, Chairman of the Board of The Wilber Corporation, said  “We are pleased to be partnering with Community Bank System, which will provide enhanced opportunities for our shareholders, customers,  and employees.  We are pleased with the attractive market premium for our shareholders, in addition to a significantly improved dividend and substantial market liquidity.  Community Bank System also has an impressive history of creating shareholder value through both earnings and dividend growth.”

The merger agreement provides for two Wilber Corporation Directors to be added to the Board of Directors of Community Bank System, Inc.  The merger transaction is expected to close in early 2011, subject to approval by the shareholders of The Wilber Corporation,  as well as completion of the regulatory review and approval process.

Janney Montgomery Scott LLC served as financial advisor to Community Bank System; Sandler O’Neill + Partners, LP served as financial advisor to The Wilber Corporation with Austin Associates, LLC providing a fairness opinion.  Legal counsel for Community Bank System was Bond, Schoeneck & King,  PLLC, and for Wilber was Hinman,  Howard & Kattell, LLP.

Conference Call Scheduled

Community Bank System management will discuss the transaction during its third quarter earnings conference call scheduled for Wednesday, October 27, 2010 at 11:00 a.m. Eastern Time. The conference call can be accessed at 1-877-551-8082 (1-904-520-5770 if outside United States and Canada).  An audio recording will be available one hour after the call until December 31, 2010, and may be accessed at 1-888-284-7564 (1-904-596-3174 if outside the United States and Canada) and entering access code 255258.  Investors may also listen live via the Internet at: http://www.videonewswire.com/event.asp?id=73418

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management and advisory firm with offices in Buffalo, NY, and North Palm Beach, FL. For more information, visit: www.communitybankna.com or www.firstlibertybank.com.

About The Wilber Corporation and Wilber National Bank

The Wilber Corporation is a single bank holding company headquartered in Oneonta, New York, and its common stock trades under the symbol “GIW” on the NYSE Amex.

Wilber National Bank operates as a traditional commercial bank in the central New York market with 22 branch offices located in Otsego, Delaware, Schoharie, Ulster, Chenango, Onondaga, Saratoga, and Broome Counties, along with a loan production office located in Saratoga County.
Additional information about Wilber National Bank can be found at its website: www.wilberbank.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The following factors, among others, could cause the actual results of CBU and GIW operations to differ materially from expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements.  CBU and GIW  assume no duty to update forward-looking statements.

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Wilber Corporation Acquisition Highlights
Franchise:
▪ Offers significant size in new markets and is a natural market extension into an adjacent region with similar demographic profile
 ▪ This transaction makes CBU a $6.4 billion institution operating in nearly every market in Upstate New York
 ▪ Wilber is currently number one in deposit market share in the Oneonta MSA, an area where CBU currently has no branches
 ▪ Wilber operates in markets similar to where CBU has historically performed well, including those areas within the Marcellus Shale formation
 ▪ Wilber’s current branch network will provide an attractive platform for CBU’s existing product suite
 Accretion:
▪ The deal is expected to be accretive to EPS (excl. one-time costs) by 2-4% in 2011 and 2012 with an IRR of approximately 12%
Capital:
▪ 80/20% stock/cash mix provides capital support to remain substantially above well-capitalized
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CANADA
ONTARIO
Lake Ontario
Toronto
Mississauga
Oakville
Burlington
Hamilton
Oshawa
Richmond Hill
Barrie
Kingston
Buffalo
Amherst
Cheektowaga
Rochester
Syracuse
NEW YORK
UNITED STATES
PENNSYLVANIA
NEW JERSEY
Plattsburgh
Saratoga Springs
Poughkeepsie
Paterson

Wilber's Branches

Overview of Wilber Corp.
▪ Wilber is a $929 million asset bank headquartered in Oneonta, NY (Otsego County)
▪ Wilber operates 22 branches in Otsego (10), Delaware (5), Chenango (2), Broome (1), Onondaga (1),
 Saratoga (1), Schoharie (1) and Ulster (1) Counties, NY
Pro Forma Branch map
CBU’s Branches
▪ At or for the six months ended June, 30 2010
 ▪ Total Assets: $929.3 million
 ▪ Total Net Loans: $553.0 million
 ▪ Total Deposits: $778.5 million
 ▪ NPAs/Total Assets: 2.59%
 ▪ Net Income: $2.9 million
 ▪ ROAA: 0.62%
 ▪ ROAE: 7.73%
 ▪ NIM: 3.60%
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Consideration:	$9.50 per share in stock or cash (80% stock / 20% cash subject to election). Price is fixed, subject to collars.
Deal Value:	$101.8 million
Pricing Metrics:	1.32x book value, 1.41x tangible book value, 13.4x LTM EPS
Detailed Due Diligence:	Completed; utilized third party credit review firm. Assumed $21.5 - $26.5 million credit mark.
Estimated One-time Costs:	$7.7 million (pre-tax)
Estimated Cost Savings:	$5.1 million (pre-tax), approximately 19% of Wilber’s estimated 2011 non- interest expenses
Earnings Accretion:	2% - 4% in 2011
Estimated Pro Forma Capital Ratios At Closing:	7.40%+ Tier 1 Leverage Ratio 12.19% Tier 1, Risk-Based Ratio 13.23% Total Capital Ratio 5.82% TCE/TA
Terms and Pricing
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